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                                                                  EXHIBIT 23.1



                        INDEPENDENT AUDITORS' CONSENT

We hereby consent to the inclusion in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-98799) of our report dated March 27, 2003, relating to our audit of the consolidated financial statements and financial statement schedule of Applied Digital Solutions, Inc. and subsidiaries. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ EISNER LLP

Eisner LLP
New York, New York
April 16, 2003